Exhibit 99.3

Rights Offering to Holders of

Sify Technologies Limited

American Depositary Shares

[●], 2024

To:	Our Clients who are Beneficial Owners of American Depositary Shares of Sify Technologies Limited

Sify Technologies Limited (the “Company”) is distributing to (i) holders of Equity Shares rights to subscribe for new Equity Shares (the “Share Rights”), and (ii) holders of its American Depositary Shares (the “ADSs”) rights to subscribe for new ADSs (the “ADS Rights”) pursuant to a rights offering. A Prospectus relating to the rights offering, dated [●], 2024, (the “Prospectus”), is available on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the U.S. Securities and Exchange Commission at the website https://www.sec.gov/edgar/searchedgar/companysearch. Copies of the Prospectus are available upon request from the Information Agent, D.F. King & Co., by phone at (800) 487-4870 (U.S. toll free) or (212) 269-5550 (banks and brokers only) or by email sify@dfking.com. In addition, please find the attached Subscription/Sale Instructions for ADS Rights, which must be completed by you in order to direct the exercise or the sale of your ADS Rights. The Company has made arrangements with Citibank, N.A., as ADS Rights Agent for the ADSs (the “ADS Rights Agent”), to make available the ADS Rights to holders of ADSs as of 5:00 p.m. (New York City time) on [●], 2024 (the “ADS Record Date”) upon the terms set forth in the Prospectus. Your prompt attention is requested, as the ADS subscription period expires at 2:15 p.m. (New York City time) on [●], 2024 (the “ADS Rights Expiration Date”).

ADS RIGHTS NOT EXERCISED PRIOR TO 2:15 P.M. (NEW YORK CITY TIME) ON [●], 2024 WILL BECOME VOID AND WILL HAVE NO FURTHER VALUE.

For a complete description of the terms and conditions of the rights offering and the procedures for exercise or sale of your ADS Rights, please refer to the enclosed Prospectus. None of the terms hereof are intended to contradict or supersede the terms of the Prospectus. In the event of any inconsistency between the terms of the Prospectus and the terms hereof, the terms of the Prospectus will govern. Any terms used but not defined herein will have the meaning given to such terms in the Prospectus.

Exercise of ADS Rights

You will receive 1.36364 ADS rights for every ADS you hold on the ADS Record Date. 0.73 ADS right will entitle you to subscribe for one (1) new ADS. To validly subscribe for new ADSs, you will need to deliver to the ADS Rights Agent US$0.14 for each new ADS you wish to subscribe, which includes the ADS issuance fees of the depositary of US$0.02 per new ADS issued.

Excess Applications

Each ADS rights holder who elects to exercise its ADS rights in full will be entitled to subscribe for additional ADSs that remain unsubscribed as a result of any unexercised ADS rights by other ADS holders at the ADS Subscription Price, pursuant to the Over-Subscription Right. If all ADS rights are fully exercised, there will be no Over-Subscription Right. We will not in any case issue additional ADSs beyond those offered pursuant to the Rights Offering.

In order to properly exercise your Over-Subscription Right, you must indicate the number of additional ADSs you wish to subscribe for on the ADS rights subscription form and deliver the payment for exercise of your Over-Subscription Right before the ADS Expiration Date. Because we will not know the total number of unsubscribed ADSs before the ADS Expiration Date, if you wish to maximize the number of ADSs you purchase pursuant to your Over-Subscription Right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of ADSs available, assuming that no ADS rights holder other than you has purchased any ADSs pursuant to such holder’s subscription rights. The ADS Rights Agent will return any excess payments by mail as promptly as commercially reasonable without interest or deduction promptly after the ADS Expiration Date.

The available unsubscribed ADSs will be allocated among the ADS rights holders who have exercised the Over-Subscription Right as follows: If the amount of unsubscribed ADSs is less than the amount of ADSs subscribed pursuant to the Over-Subscription Right (meaning that there is not a sufficient number of ADSs available to fully satisfy all over-subscription requests), the available ADSs will be allocated on a pro rata basis among ADS rights holders who exercised their Over-Subscription Right, based on the number of additional ADSs each such ADS rights holder subscribed for pursuant to the Over-Subscription Right.

If the amount of unsubscribed ADSs is greater than or equal to the amount of ADSs subscribed pursuant to the Over-Subscription Right, then the ADS rights holders who exercised their Over-Subscription Right will be allocated their subscription orders pursuant to the Over-Subscription Right in full.

No Guaranteed Delivery Procedures

No Guaranteed Delivery procedures will be available in the rights offering.

Exchange of ADS Rights for Share Rights

ADS Rights may not be converted into Share Rights and Share Rights may not be converted into ADS Rights.

Unexercised ADS Rights

If ADS Rights are not exercised prior to the ADS Rights Expiration Date, such ADS Rights will become void and will have no further value. Accordingly, you will not receive any value or proceeds with respect to unexercised rights.

Sale of ADS Rights

The ADS Rights will be admitted for trading on the Nasdaq Capital Market. If you wish to sell any ADS Rights, you may direct us to sell your ADS Rights or to instruct the ADS Rights Agent to sell any such ADS Rights by so indicating on the enclosed Subscription/Sale Instructions for ADS Rights and delivering the signed and completed Subscription/Sale Instructions for ADS Rights to us in time to enable us to instruct the ADS Rights Agent before 5:00 p.m. (New York City time) on [●], 2024. The ADS Rights Agent will charge a depositary fee (US$0.02 per ADS right sold), taxes and expenses for selling ADS Rights. The proceeds of any ADS Rights sold (after deduction of applicable fees, taxes and expenses) will be remitted to you after the ADS Rights Expiration Date. The net sale proceeds that you are entitled to for your ADS Rights sold will be calculated on the basis of the number of ADS Rights sold and the net weighted average sale price per ADS right for all ADS Rights sold by the ADS Rights Agent during the ADS subscription period. Neither the Company nor the ADS Rights Agent can guarantee the ability of the ADS Rights Agent to effectuate any such sale or the price at which any ADS Rights will be sold.

The exercise of your ADS Rights may be made only by us pursuant to your instructions. In the absence of proper instructions from you to exercise your ADS Rights, together with the required payment, we will not exercise your ADS Rights and your ADS Rights will lapse. Accordingly, your prompt attention is requested. If you wish for us to exercise your ADS Rights or arrange for the sale of your ADS Rights pursuant to the terms and subject to the conditions set forth in the Prospectus, please complete, execute and deliver to us the Subscription/Sale Instructions for ADS Rights provided herewith, along with payment in the correct amount for the new ADSs you wish to subscribe for pursuant to your ADS Rights (including excess ADSs, if any). If you have questions regarding the ADS Rights offering, please contact us.

Sify Technologies Limited

SUBSCRIPTION/SALE INSTRUCTIONS FOR ADS RIGHTS

The undersigned beneficial owner (the “Beneficial Owner”) of _____________ ADS Rights of Sify Technologies Limited hereby provides to you the following instructions in connection with the offering of new ADSs:

1.       Please exercise ADS Rights held for our account as follows (0.73 ADS right = 1 new ADS):

X US$[●] = US$
(no. of new ADSs subscribed)

2.       Please apply for excess ADSs as follows:

X US$[●] = US$
(no. of new ADSs subscribed)

3.       Please sell or direct the ADS Rights Agent to sell all ADS Rights held for our account. (Please mark box) ☐

4.       Please sell or direct the ADS Rights Agent to sell _____________ ADS Rights held for our account and subscribe for new ADSs as indicated in (1) above. (Please mark box) ☐

  I hereby confirm that I am a resident of _____________ and that subscription or sale of the ADS Rights by me does not violate any applicable laws.

Name: ____________________________	Address:___________________________
__________________________________
Signature: _________________________	__________________________________

Printed names (if signatory is not the Beneficial Owner):	Telephone Number:

Title or Capacity (if signatory is not the Beneficial Owner):	Tax ID or Social Security Number:

Date Executed:

THIS FORM MUST BE RETURNED, ALONG WITH PAYMENT FOR THE TOTAL U.S. DOLLAR AMOUNT DUE UNDER (1) AND (2) ABOVE, TO THE BENEFICIAL OWNER’S BANK OR BROKER AND NOT TO CITIBANK, N.A. WITH SUFFICIENT TIME FOR THE BENEFICIAL OWNER’S BANK OR BROKER TO INSTRUCT THE ADS RIGHTS AGENT TO EXECUTE THE ABOVE TRANSACTIONS PRIOR TO THE ADS RIGHTS EXPIRATION DATE (FOR SUBSCRIPTIONS, AND SUCH OTHER DATES AND TIMES REFERRED TO ABOVE FOR OTHER PURPOSES).